Exhibit 99

PROTECTIVE ANNOUNCES 4Q00 EARNINGS

BIRMINGHAM, Alabama (February 13, 2001) Protective Life Corporation (NYSE:PL) announced fourth quarter results today. The Company's diluted operating income in the 2000 fourth quarter was $.58 per share compared to $.60 per share in the 1999 fourth quarter. For the year, the Company’s 2000 diluted operating income was $2.39 per share compared to $2.34 per share in 1999.

Drayton Nabers, Jr., Chairman of the Board and Chief Executive Officer of the Company states: “We had strong performance in our operating divisions in the fourth quarter with record quarterly earnings in the Individual Life, West Coast, and Financial Institutions Divisions. Overall for 2000, we were very pleased with outstanding sales growth. With lower short-term interest rates, the Company is gaining momentum in its spread businesses.”

The table below sets forth operating income before income tax by business segment for the periods shown:

                                     OPERATING INCOME(LOSS) BEFORE INCOME TAX
                                        FOR THE QUARTER ENDING DECEMBER 31
                                                  (IN THOUSANDS)
                                                                      2000              1999
                                                                      ----              ----
Life Insurance
         Individual Life                                              $10,467           $ 7,488
         West Coast                                                     9,994             6,629
         Acquisitions                                                  14,270            11,799
Specialty Insurance Products
         Dental Benefits                                                9,292             9,960
         Financial Institutions                                         9,167             5,334
Retirement Savings and Investment Products
         Stable Value Products                                          8,222             8,385
         Investment Products                                            3,193             3,181
Corporate and Other                                                    (4,795)            9,560
                                                                       ------            ------
Total operating income before income tax                              $59,810           $62,336
                                                                       ======            ======

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                                        OPERATING INCOME BEFORE INCOME TAX
                                          FOR THE YEAR ENDING DECEMBER 31
                                                  (IN THOUSANDS)

                                                                       2000              1999
                                                                       ----              ----
Life Insurance
         Individual Life                                            $ 40,230          $ 32,125
         West Coast                                                   36,367            26,063
         Acquisitions                                                 52,762            63,671
Specialty Insurance Products
         Dental Benefits                                              32,293            39,643
         Financial Institutions                                       32,191            21,932
Retirement Savings and Investment Products
         Stable Value Products                                        31,208            29,465
         Investment Products                                          15,171            12,491
Corporate and Other                                                    6,624            16,633
                                                                     -------           -------
Total operating income before income tax                            $246,846          $242,023
                                                                     =======           =======

Consolidated net income was $37.2 million in the 2000 fourth quarter compared to $40.9 million in the 1999 fourth quarter, and $153.5 million for all of 2000 compared to $151.3 million in 1999. Diluted net income was $.56 per share in the 2000 fourth quarter compared to $.62 per share in the 1999 fourth quarter, and $2.32 per share for all of 2000 compared to $2.29 per share in 1999.

At December 31, 2000, the Company's assets were approximately $15.1 billion. Share-owners' equity per share was $18.05 excluding $.83 per share of unrealized investment losses resulting from marking the Company's securities to market value.

Operating return on average equity for the year ending December 31, 2000, was 14.6%.

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The table below sets forth divisional sales for the periods shown:

                                                       SALES
                                          FOR THE YEAR ENDING DECEMBER 31
                                                   (IN MILLIONS)

                                                                    2000              1999
                                                                    ----              ----
Life Insurance
         Individual Life                                       $    92.1           $  80.4
         West Coast                                                 69.0              58.8
Specialty Insurance Products
         Dental Benefits                                           105.8              82.1
         Financial Institutions                                    523.6             283.0
Retirement Savings and Investment Products
         Stable Value Products                                   1,219.2             969.9
         Investment Products                                       892.0             710.7

The sales statistics in the above table are used by the Company to measure the relative progress of its marketing efforts. These statistics were derived from the Company’s various sales tracking and administrative systems and were not derived from the Company’s financial reporting systems or financial statements. These statistics attempt to measure only one of many factors that may affect future divisional profitability, and therefore are not intended to be predictive of future profitability.

CONFERENCE CALL

There will be a conference call today for management to discuss fourth quarter results at 10:00 a.m. Eastern. The public may listen to the call by calling 1-800-374-1664. A simultaneous web cast of the call will also be available on the Company’s web site at www.protective.com.

A recording of the call will be available from 1:00 p.m. Eastern February 13 until midnight February 14. You may access the recording by calling 1-800-642-1687 and giving the code number 24592.

Supplemental financial information is also available through “fax on demand” by calling 1-800-323- 6124.

This release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and the following certain known trends and uncertainties: we operate in a mature, highly competitive industry, which could limit our ability to gain or maintain our position in the industry; a ratings downgrade could adversely affect our ability to compete; our policy claims fluctuate from year to year; we could be forced to sell illiquid investments at a loss to cover policyholder withdrawals; interest-rate fluctuations could negatively affect our spread income; insurance companies are highly regulated; a tax law change could adversely affect our ability to compete with non-insurance products; financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgements; our investments are subject to risks; our growth from acquisitions involves risks; we are dependent on the performance of others; and our reinsurance program involves risks. Please refer to Exhibit 99 of the Company’s most recent Form 10-K/10-Q for more information about these factors which could affect future results.

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